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                                                                     EXHIBIT 4.8

                       ROCKWELL MEDICAL TECHNOLOGIES, INC.

                               WARRANT CERTIFICATE

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

EXERCISABLE COMMENCING ____________, 2005 THROUGH ____________ 5:00 P.M.
EASTERN STANDARD TIME ON JANUARY 26, 2006 (UNLESS EARLIER REDEEMED).

No. WT-                                               __________ Warrants

                                                        CUSIP 774374 12 8

         This Warrant Certificate certifies that the registered holder hereof or registered assigns (the "Holder"), is entitled to purchase from Rockwell Medical Technologies, Inc., a Michigan corporation (the "Company"), at any time after _______ __, 2005, and until 5:00 p.m., Eastern Standard time, January 26, 2006 (unless the Warrants are earlier redeemed), at the purchase price of $____ per share (the "Warrant Price"), the number of Common Shares of the Company (the "Common Shares") which is equal to the number of Warrants set forth above. The number of Common Shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. These Warrants are subject to call and repurchase by the Company on the terms and conditions contained in such Warrant Agreement.

         This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of American Stock Transfer & Trust Company (the "Warrant Agent"). Payment of such price shall be made at the option of the Holder hereof in cash or by check or wire transfer, or any combination thereof.

         This Warrant is one of a duly authorized issue of Warrants evidencing the right to purchase an aggregate of up to 3,625,000 Common Shares and is issued under and in accordance with a Warrant Agreement (the "Warrant Agreement") dated as of ____________ , 2005, between the Company and the Warrant Agent and is subject to the terms and provisions set forth in the Warrant Agreement, to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at the address provided below.

         Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder hereof a new Warrant in respect to the Common Shares as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Warrant Agent by surrender of this Warrant properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchased on exercise of the Warrants or Warrants exchanged. No fractional shares will be issued upon the exercise of this Warrant, but the Company shall pay the cash value of any fraction upon the exercise of one or more

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Warrants. This Warrant is transferable at the office of the Warrant Agent, 59
Maiden Lane, New York, New York 10038, in the manner and subject to the limitations set forth in the Warrant Agreement.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with
Section 10(a)(3) of the Act to the registered Holder exercising this Warrant. This Warrant shall not be exercisable by a registered Holder in any state where issuance of Common Shares pursuant to exercise, or the offer of Common Shares under this Warrant, would be or is unlawful.

         The Holder hereof may be treated by the Company, the Warrant Agent, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

         This Warrant does not entitle any Holder hereof to any of the rights of a shareholder of the Company including, without limitation, the right to vote or to receive dividends or other distributions, and the Holder shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

         Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ____ day of ____________, 2005.


                                   ROCKWELL MEDICAL TECHNOLOGIES,  INC.

                                   By:
                                      ---------------------------------

                                          Its:
                                              -------------------------



                                       2
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                                   COUNTERSIGNED AND REGISTERED:

                                   AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                   Transfer Agent and Registrar

                                   -------------------------------
                                   Authorized Signature



                                       3
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                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrant.)


          FOR VALUE RECEIVED                                      hereby sells,
                             ------------------------------------
assigns and transfers unto


--------------------------------------------------------------------------------
        (Insert social security or other identifying number of assignee)


--------------------------------------------------------------------------------
          (Name and address of assignee must be printed or typewritten)

the within Warrant Certificate, together with all right, title and interest
therein, and does hereby irrevocably constitute and appoint            Attorney,
to transfer the within Warrant Certificate on the books of Rockwell Medical Technologies, Inc., with full power of substitution in the premises.

Dated:
      -----------------             -------------------------------------------
                                    Signature of Registered Holder

                                    NOTE: The Signature to this assignment must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.






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                       ROCKWELL MEDICAL TECHNOLOGIES, INC.
                                  PURCHASE FORM


American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ________ shares of the Company's Common Shares provided for therein and requests that certificates for such shares be issued in the name of :


--------------------------------------------------------------------------------
        (Insert social security or other identifying number of purchaser)

and, if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant Certificate for the balance remaining of the shares purchaseable under the within Warrant Certificate be registered in the name of the undersigned Holder of his Assignee as below indicated and delivered to the address stated below.

Dated:
      -----------------------

Name of Warrantholder or Assignee:
                                  ----------------------------------------------

Address:
        ------------------------------------------------------------------------

Signature Guaranteed:               Signature:
                                              ----------------------------------

                                    NOTE: The above signature must correspond with the name as written upon the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatever, unless the Warrant has been assigned.